UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2014
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced resignation of William T. Camp, Washington REIT and Mr. Camp entered into a Separation Agreement and General Release dated December 17, 2014 (the “Separation Agreement”). Mr. Camp’s employment with Washington REIT will cease on March 2, 2015, with his resignation as Chief Financial Officer effective as of such date or such earlier date determined by Washington REITs Chief Executive Officer. The Separation Agreement provides for the payment of various benefits to Mr. Camp (provided he does not revoke such agreement during a seven-day revocation period). Pursuant to the Separation Agreement, Mr. Camp will receive a severance payment of $148,077 paid on or about March 2, 2015. Washington REIT also will pay his COBRA health premium for the shorter of 18 months or until he becomes eligible for other coverage. Further, Mr. Camp will also be entitled under the Separation Agreement to (a) an award under Washington REIT’s Short-Term Incentive Plan with respect to the 2014 performance period and the 2015 performance period (calculated, with respect to the 2015 performance period, based on the actual level of achievement of the performance goals for the entire performance period, with the award being prorated based on the number of days during the performance period Mr. Camp was an employee), with any restricted shares being delivered fully vested, (b) an award under Washington REIT’s Long-Term Incentive Plan with respect to the regular LTIP award opportunity for the three-year performance period commencing in 2014, the one-time transition award opportunity commencing in 2014 (as described under “Transition Matters” in Washington REIT’s Form 8-K dated April 23, 2014) and the regular LTIP award opportunity for the three-year performance period commencing in 2015 (each calculated based on the actual level of achievement of the performance goals for the period ending on March 2, 2015 (except for the 33.34% portion of the one-time transition award, which is calculated as of December 31, 2014), with each award being prorated based on the number of days during the performance period Mr. Camp was an employee), with any restricted shares being delivered fully vested, (c) vesting of 6,938 unvested restricted shares, (d) the vesting of Mr. Camp’s existing account balance and distribution in accordance with Washington REIT’s Supplemental Executive Retirement Plan, (e) reimbursement of up to $7,500 in counsel expenses, and (f) an additional $15,000 per month payment for consulting services for a six-month period commencing March 2, 2015 (subject to reduction by up to $7,500 per month in Washington REIT’s discretion when Mr. Camp commences new full time employment). Mr. Camp’s existing unvested restricted share units will vest in accordance with Washington REIT’s previous Long-Term Incentive Plan prior to March 2, 2015. Pursuant to the Separation Agreement, Washington REIT has agreed to a general release of claims against Mr. Camp, and Mr. Camp has agreed to a general release of claims against Washington REIT. Mr. Camp also has agreed to reasonably cooperate with and provide information to Washington REIT upon request, and he will receive hourly compensation and reasonable and necessary expenses in connection therewith. The Separation Agreement also contains confidentiality and non-solicitation obligations and other customary provisions.

A copy of the Separation Agreement is filed as an exhibit hereto. The foregoing description is qualified by reference to the Separation Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

10.1	Separation Agreement and General Release between William T. Camp and Washington Real Estate Investment Trust dated December 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting and Administration

December 18, 2014
(Date)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release between William T. Camp and Washington Real Estate Investment Trust dated December 17, 2014